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                                                                    EXHIBIT 23.3

               [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]


                                 July 24, 1998



Muldoon, Murphy & Faucette
5101 Wisconsin Avenue, N.W.
Washington, DC  20016


Ladies and Gentlemen:

     We hereby consent to the filing of our opinion to you concerning certain matters of Delaware law in connection with the subscription and direct community offering (the "Offering") by Massachusetts Fincorp, Inc., a Delaware corporation (the "Company"), of shares of its common stock, par value $.01 per share, in draft or final form, as an exhibit to the Registration Statement filed with the Securities and Exchange Commission by the Company in connection with the Offering, and all amendments thereto, and to the reference to this firm in the "Legal Matters" section of the Prospectus relating to the Offering.

                                      Very truly yours,

                                      /s/ Morris, Nichols, Arsht & Tunnell